UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013
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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD

On March 27, 2013, Westmoreland Coal Company issued a press release announcing it had signed a new lease with the Crow Tribe of Indians for the development of an estimated 145 million tons of Rosebud McKay coal resources located adjacent to our existing Absaloka Mine in the Northern Powder River Basin in southeast Montana. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 8.01. Other Events.

On March 25, 2013, Westmoreland Resources, Inc. (WRI), a wholly-owned subsidiary of Westmoreland Coal Company, entered into a lease for an estimated 145 million tons of Rosebud McKay coal resources located adjacent to our existing Absaloka Mine in the Northern Powder River Basin in southeast Montana. In addition to the lease, the Crow Tribe and WRI executed an exploration agreement. The agreements will now be submitted to the U.S. Department of Interior (DOI) for review with a request for approval within 180 days. DOI approval is required in order to consummate the transactions contemplated by the agreements.  Westmoreland will make a combination of Bonus and Advanced Royalty payments to the Crow Tribe of $12.5 million over a four-year period upon approval of the lease by DOI.

The lease sets the earned royalty rate at 12.5% of FOB mine gross proceeds payable to the Tribe. Westmoreland Resources, Inc. will also provide enhanced preferential hiring, training, and promotion for qualified Indians for work at the Absaloka mine.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description

10.1	Tract 1 Lease dated March 25, 2013 between The Crow Tribe of Indians and Westmoreland Resources, Inc.
99.1	Press Release dated March 27, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 27, 2013	By: /s/ Kevin Paprzycki
Kevin Paprzycki
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Tract 1 Lease dated March 25, 2013 between The Crow Tribe of Indians and Westmoreland Resources, Inc.
99.1	Press Release dated March 27, 2013